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                                                                  Exhibit 4.3
                              [face of certificate]

                                     [logo]

No. ___________                                             __________ Shares

INCORPORATED UNDER THE LAWS
OF THE STATE OF MARYLAND
                                 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER
                                           RESTRICTIONS AND OTHER INFORMATION
                                                           CUSIP: 037564 10 1

THIS CERTIFIES THAT ________________________________________________________
IS THE RECORD HOLDER OF ____________________ FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF

                           APEX MORTGAGE CAPITAL, INC.

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on behalf of its duly authorized officers.

Dated:

__________________________________         __________________________________
            President                                  Secretary

                                                COUNTERSIGNED AND REGISTERED:
                                                         THE BANK OF NEW YORK
                                                 TRANSFER AGENT AND REGISTRAR
                                             BY _____________________________
                                                         AUTHORIZED SIGNATURE

[seal]
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                            [Reverse of Certificate]

                                CLASSES OF STOCK

         THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OR PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFORE, A COPY OF THE CORPORATION'S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATION AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON OWNERSHIP AND TRANSFER, EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (1) COMMON SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION, (2) PREFERRED SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING PREFERRED SHARES OF THE CORPORATION, (3) EQUITY SHARES IF SUCH ACQUISITION WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE, (4) EQUITY SHARES IF SUCH ACQUISITION WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (5) EQUITY SHARES IF SUCH ACQUISITION WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (6) EQUITY SHARES IN VIOLATION OF ANY OF THE FURTHER RESTRICTIONS SET FORTH IN THE CORPORATION'S CHARTER, ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE
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CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A
VIOLATION OF THESE RESTRICTIONS (i) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (ii) THE EQUITY SHARES IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS PROVIDED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

         THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN APEX MORTGAGE CAPITAL, INC. AND THE RIGHTS AGENT THEREUNDER (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY OR THE RIGHTS AGENT WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT _______ Custodian _______
                  (Cust)            (Minor)
                  under Uniform Gifts to Minors Act ______________________
                                                              (State)

UNIF TRF MIN ACT  _______ Custodian (until age __) _______
                  (Cust)                           (Minor)
                  under Uniform Transfers to Minors Act __________________
                                                              (State)
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  Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________

_________________________________________

_____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________________________________

_____________________________________________________________________________

______________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________

                                                 X____________________________
                                                 X____________________________

                         NOTICE: THE SIGNATURE(S) OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.